Exhibit 99.1

TE Connectivity Posts Solid Fiscal 2015 Third Quarter Results

Sales grew 4 percent organically and 1 percent on an actual basis

Adjusted EPS of $0.90 and above the high end of guidance; GAAP EPS of $0.85

SCHAFFHAUSEN, Switzerland — July 22, 2015 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 26, 2015.

Third Quarter Highlights

•                  Net sales increased to $3.12 billion, up 1 percent versus the prior year and up 4 percent organically

•                  Adjusted Earnings Per Share (EPS) from continuing operations were $0.90, up 6 percent versus the prior year and above the high end of guidance

•                  Diluted Earnings Per Share from continuing operations (GAAP EPS) were $0.85, up 2 percent versus the prior year

•                  Free cash flow of $391 million; returned $386 million to shareholders including $252 million of share repurchase

•                  SubCom business announced New Cross Pacific (NCP) program contract in force; total value of programs in force for SubCom reached $1.5 billion

Tom Lynch, TE Connectivity Chairman and CEO stated, “We delivered solid results in the quarter, with EPS above the high end of guidance despite a mixed macro environment. Organic sales were up 4 percent in the quarter led by continued strength in our Automotive, Sensors, Commercial Air and SubCom businesses. This 4 percent sales growth was slightly below our expectations due to weakness in China and supply chain adjustments in some industrial markets.

“For the fourth quarter, we expect sales to be up 3 percent organically over the prior year and adjusted EPS to be up 6 percent at the mid-point of guidance,” said Lynch. “For the full year, we expect to deliver 5 percent organic sales growth and 10 percent adjusted EPS growth. This guidance is down slightly from what we provided 90 days ago due to weaker orders in certain emerging markets, particularly China. In constant currency, adjusted EPS growth is expected to be 19 percent year over year.

“We had another good quarter of strategic progress,” said Lynch. “Our harsh environment businesses, which make up 80 percent of our portfolio, continue to perform well and deliver strong profitability. I am very pleased with the progress in our Sensors business which is winning programs in attractive automotive, consumer and security applications. The integration of the AdvancedCath acquisition, which expands our position in the growing medical device industry, is on track and gaining momentum.

“We expect to close the sale of the Broadband Network Solutions (BNS) business within the next 90 days,” said Lynch. “Upon the transaction close, 90 percent of our business will be connectivity and sensor solutions. The majority of the $3 billion in proceeds are expected to be used to fund share repurchases.”

FISCAL THIRD QUARTER RESULTS

The financial results of the BNS business have been classified as discontinued operations. TE’s ongoing business, results and guidance are included below and classified as continuing operations.

The company reported net sales of $3.12 billion, compared to prior year sales of $3.08 billion. Adjusted EPS were $0.90, compared to $0.85 in the prior year. GAAP EPS were $0.85, compared to $0.83 in the prior year. Free cash flow was $391 million for the quarter.

GAAP EPS included $19 million of acquisition related charges, restructuring and other charges, and tax items.

Excluding SubCom, total company orders were $2.9 billion and the book-to-bill ratio was 1.0.

OUTLOOK

For the fiscal fourth quarter 2015, the company expects net sales of $3.02 billion to $3.18 billion, reflecting 1 percent actual and 3 percent organic year over year growth at the mid-point, and adjusted EPS of $0.90 to $0.96, which represents 6 percent growth at the mid-point. GAAP EPS are expected to be $0.81 to $0.87, including restructuring and other charges of $0.06 and acquisition related charges of $0.03. This outlook includes foreign exchange headwinds, reducing expected sales by $244 million and adjusted EPS by $0.10 year over year.

For the full year, the company has reduced guidance, primarily due to slowdown in China, and expects net sales of $12.28 to $12.42 billion, reflecting 3 percent actual and 5 percent organic growth versus prior year at the mid-point; and adjusted EPS of $3.60 to $3.66 reflecting double-digit growth versus the prior year. GAAP EPS are expected to be $3.48 to $3.54, including acquisition related charges of $0.18, restructuring and other charges of $0.27, and income from tax related items of $0.33. The outlook includes foreign exchange headwinds, reducing expected sales by $925 million and adjusted EPS by $0.32 year over year.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT. Information about the conference call is available at TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (612) 288-0337.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on July 22, 2015, and ending at 11:59 p.m. on July 29, 2015. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 360684.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Adjusted Earnings Per Share in Constant Currency,” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans.

•                  Adjusted Earnings Per Share in Constant Currency — represents Adjusted Earnings Per Share excluding the impact of fluctuations in foreign currency exchange rates between periods.  We believe providing constant currency information provides valuable supplemental information regarding our earnings per share growth.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating Free Cash Flow.

Free Cash Flow subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results and our planned sale of the Broadband Network Solutions business. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the operations of Measurement Specialties will not be successfully integrated into ours; the risk that revenue opportunities, cost savings and other anticipated synergies from the Measurement Specialties acquisition may not be fully realized or may take longer to realize than expected; and the risk that the sale of the Broadband Network Solutions business may not be consummated, or if consummated, we do not realize the anticipated benefits from such transaction. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2014 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Sale of Broadband Network Solutions to CommScope

On January 28, 2015, TE announced the entry into a definitive agreement to sell its Broadband Network Solutions (BNS) business unit to CommScope (NASDAQ: COMM) for $3.0 billion. The BNS business, which consists of TE’s Telecommunications, Enterprise Networks and Wireless businesses, had revenue of $1.9 billion in fiscal year 2014. CommScope is a global provider of telecommunications infrastructure solutions for wireless, business enterprise and residential broadband networks.  The transaction is expected to close by December 31, 2015, and is subject to completion of transaction financing, regulatory approvals and customary closing conditions.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $14 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 80,000 people, including 7,500 design engineers, partner with customers in 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations: Jane Crawford TE Connectivity 610-893-9689 Jane.crawford@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2015	2014	2015	2014
	(in millions, except per share data)
Net sales	$3,118	$3,075	$9,249	$8,901
Cost of sales	2,070	2,057	6,130	5,943
Gross margin	1,048	1,018	3,119	2,958
Selling, general, and administrative expenses	393	396	1,170	1,154
Research, development, and engineering expenses	159	147	479	433
Acquisition and integration costs	8	1	46	2
Restructuring and other charges, net	19	10	82	15
Operating income	469	464	1,342	1,354
Interest income	4	4	13	13
Interest expense	(33)	(28)	(104)	(93)
Other income (expense), net	11	9	(64)	57
Income from continuing operations before income taxes	451	449	1,187	1,331
Income tax expense	(100)	(102)	(85)	(331)
Income from continuing operations	351	347	1,102	1,000
Income (loss) from discontinued operations, net of income taxes	(42)	56	278	118
Net income attributable to TE Connectivity Ltd.	$309	$403	$1,380	$1,118

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.86	$0.85	$2.71	$2.44
Income (loss) from discontinued operations	(0.10)	0.14	0.68	0.29
Net income	0.76	0.99	3.39	2.73

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.85	$0.83	$2.67	$2.40
Income (loss) from discontinued operations	(0.10)	0.13	0.67	0.28
Net income	0.75	0.97	3.34	2.68

Dividends paid per common share	$0.33	$0.29	$0.91	$0.79

Weighted-average number of shares outstanding:
Basic	406	409	407	410
Diluted	412	416	413	417

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 26,	September 26,
	2015	2014
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$701	$2,457
Accounts receivable, net of allowance for doubtful accounts of $18 and $14, respectively	2,185	2,057
Inventories	1,717	1,509
Prepaid expenses and other current assets	617	519
Deferred income taxes	619	324
Assets held for sale	1,897	2,013
Total current assets	7,736	8,879
Property, plant, and equipment, net	2,925	2,920
Goodwill	4,841	3,726
Intangible assets, net	1,597	1,087
Deferred income taxes	2,054	2,047
Receivable from Tyco International plc and Covidien plc	962	1,037
Other assets	326	456
Total Assets	$20,441	$20,152

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$631	$577
Accounts payable	1,206	1,230
Accrued and other current liabilities	1,660	1,594
Deferred revenue	179	176
Liabilities held for sale	365	416
Total current liabilities	4,041	3,993
Long-term debt	3,395	3,281
Long-term pension and postretirement liabilities	1,192	1,280
Deferred income taxes	299	229
Income taxes	1,936	2,044
Other liabilities	443	312
Total Liabilities	11,306	11,139
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 414,064,381 shares authorized and issued, CHF 0.57 par value, and 419,070,781 shares authorized and issued, CHF 0.57 par value, respectively	182	184
Contributed surplus	4,338	5,231
Accumulated earnings	5,633	4,253
Treasury shares, at cost, 10,181,684 and 11,383,631 shares, respectively	(651)	(644)
Accumulated other comprehensive loss	(373)	(17)
Total TE Connectivity Ltd. shareholders’ equity	9,129	9,007
Noncontrolling interests	6	6
Total Equity	9,135	9,013
Total Liabilities and Equity	$20,441	$20,152

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2015	2014	2015	2014
	(in millions)
Cash Flows From Operating Activities:
Net income	$309	$403	$1,380	$1,118
(Income) loss from discontinued operations, net of income taxes	42	(56)	(278)	(118)
Income from continuing operations	351	347	1,102	1,000
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	148	138	455	408
Non-cash restructuring charges	—	8	15	14
Deferred income taxes	(52)	8	(106)	52
Provision for losses on accounts receivable and inventories	7	5	35	34
Tax sharing (income) expense	(12)	(8)	62	(59)
Share-based compensation expense	21	18	65	58
Other	13	11	59	46
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(106)	(63)	(125)	(167)
Inventories	(38)	7	(218)	(88)
Prepaid expenses and other current assets	24	(10)	35	(29)
Accounts payable	(18)	4	(29)	54
Accrued and other current liabilities	35	(148)	(206)	(357)
Deferred revenue	84	62	4	52
Income taxes	42	23	(90)	95
Other	25	—	21	29
Net cash provided by continuing operating activities	524	402	1,079	1,142
Net cash provided by discontinued operating activities	72	98	210	192
Net cash provided by operating activities	596	500	1,289	1,334
Cash Flows From Investing Activities:
Capital expenditures	(134)	(164)	(425)	(445)
Proceeds from sale of property, plant, and equipment	4	4	10	25
Acquisition of businesses, net of cash acquired	3	—	(1,726)	(18)
Other	—	(4)	(2)	(4)
Net cash used in continuing investing activities	(127)	(164)	(2,143)	(442)
Net cash used in discontinued investing activities	(8)	(9)	(22)	(29)
Net cash used in investing activities	(135)	(173)	(2,165)	(471)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(105)	—	(197)	25
Proceeds from issuance of long-term debt	—	—	617	323
Repayment of long-term debt	—	—	(473)	(360)
Proceeds from exercise of share options	9	31	97	140
Repurchase of common shares	(226)	(60)	(511)	(452)
Payment of common share dividends to shareholders	(134)	(119)	(370)	(324)
Transfer from discontinued operations	64	89	188	163
Other	—	(2)	(2)	(2)
Net cash used in continuing financing activities	(392)	(61)	(651)	(487)
Net cash used in discontinued financing activities	(64)	(89)	(188)	(163)
Net cash used in financing activities	(456)	(150)	(839)	(650)
Effect of currency translation on cash	(1)	7	(41)	(3)
Net increase (decrease) in cash and cash equivalents	4	184	(1,756)	210
Cash and cash equivalents at beginning of period	697	1,429	2,457	1,403
Cash and cash equivalents at end of period	$701	$1,613	$701	$1,613

Supplemental Cash Flow Information:
Interest paid	$46	$46	$110	$108
Income taxes paid, net of refunds	111	71	281	185

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$524	$402	$1,079	$1,142
Capital expenditures, net	(130)	(160)	(415)	(420)
Payments (receipts) related to pre-separation U.S. tax matters, net	(3)	200	23	179
Free cash flow (1)	$391	$442	$687	$901

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 26,		June 27,		June 26,		June 27,
	2015		2014		2015		2014
	($ in millions)
Net Sales:
Transportation Solutions	$1,621		$1,586		$4,843		$4,597
Industrial Solutions	806		849		2,387		2,401
Communications Solutions	691		640		2,019		1,903
Total	$3,118		$3,075		$9,249		$8,901

Operating Income:
Transportation Solutions	$303	18.7%	$325	20.5%	$921	19.0%	$948	20.6%
Industrial Solutions	98	12.2	121	14.3	268	11.2	318	13.2
Communications Solutions	68	9.8	18	2.8	153	7.6	88	4.6
Total	$469	15.0%	$464	15.1%	$1,342	14.5%	$1,354	15.2%

Adjusted Operating Income (1):
Transportation Solutions	$317	19.6%	$325	20.5%	$987	20.4%	$948	20.6%
Industrial Solutions	109	13.5	123	14.5	319	13.4	327	13.6
Communications Solutions	71	10.3	27	4.2	198	9.8	96	5.0
Total	$497	15.9%	$475	15.4%	$1,504	16.3%	$1,371	15.4%

(1) Adjusted operating income is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended June 26, 2015						Net Sales for the
	versus Net Sales for the Quarter Ended June 27, 2014						Quarter Ended
	Organic (1)		Translation (2)	Acquisitions	Total		June 26, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$73	5.7%	$(149)	$—	$(76)	(5.9)%	75%
Commercial Transportation	(13)	(5.2)	(20)	—	(33)	(13.8)	13
Sensors	2	4.3	(5)	147	144	288.0	12
Total	62	3.9	(174)	147	35	2.2	100%
Industrial Solutions (3):
Industrial Equipment	4	1.0	(28)	20	(4)	(1.1)	43
Aerospace, Defense, Oil, and Gas	(15)	(5.0)	(23)	25	(13)	(4.5)	35
Energy	—	—	(26)	—	(26)	(12.5)	22
Total	(11)	(1.3)	(77)	45	(43)	(5.1)	100%
Communications Solutions (3):
Data and Devices	(66)	(16.1)	(17)	—	(83)	(20.2)	48
Appliances	(6)	(3.3)	(10)	—	(16)	(9.0)	23
Subsea Communications	150	288.5	—	—	150	288.5	29
Total	78	12.2	(27)	—	51	8.0	100%
Total	$129	4.2%	$(278)	$192	$43	1.4%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Nine Months Ended June 26, 2015						Net Sales for the
	versus Net Sales for the Nine Months Ended June 27, 2014						Nine Months Ended
	Organic (1)		Translation (2)	Acquisitions	Total		June 26, 2015
	($ in millions)
Transportation Solutions (3):
Automotive	$216	5.8%	$(336)	$—	$(120)	(3.2)%	75%
Commercial Transportation	(1)	(0.1)	(46)	—	(47)	(7.0)	13
Sensors	6	4.5	(14)	421	413	280.9	12
Total	221	4.8	(396)	421	246	5.4	100%
Industrial Solutions (3):
Industrial Equipment	23	2.4	(67)	23	(21)	(2.1)	41
Aerospace, Defense, Oil, and Gas	19	2.4	(52)	94	61	7.5	37
Energy	8	1.4	(62)	—	(54)	(9.2)	22
Total	50	2.1	(181)	117	(14)	(0.6)	100%
Communications Solutions (3):
Data and Devices	(141)	(11.6)	(40)	—	(181)	(14.9)	51
Appliances	14	2.8	(25)	—	(11)	(2.2)	24
Subsea Communications	308	155.6	—	—	308	155.6	25
Total	181	9.5	(65)	—	116	6.1	100%
Total	$452	5.1%	$(642)	$538	$348	3.9%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$303	$5	$9	$—	$317
Industrial Solutions	98	5	6	—	109
Communications Solutions	68	—	3	—	71
Total	$469	$10	$18	$—	$497

Operating Margin	15.0%				15.9%

Other Income, Net	$11	$—	$—	$(5)	$6

Income Tax Expense	$(100)	$(5)	$1	$—	$(104)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$351	$5	$19	$(5)	$370

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.85	$0.01	$0.05	$(0.01)	$0.90

(1) Includes $8 million of acquisition and integration costs, $1 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $1 million of restructuring costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$325	$—	$—	$325
Industrial Solutions	121	1	1	123
Communications Solutions	18	—	9	27
Total	$464	$1	$10	$475

Operating Margin	15.1%			15.4%

Other Income, Net	$9	$—	$—	$9

Income Tax Expense	$(102)	$—	$(3)	$(105)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$347	$1	$7	$355

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.83	$—	$0.02	$0.85

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$921	$56	$10	$—	$987
Industrial Solutions	268	27	24	—	319
Communications Solutions	153	—	45	—	198
Total	$1,342	$83	$79	$—	$1,504

Operating Margin	14.5%				16.3%

Other Income (Expense), Net	$(64)	$—	$—	$89	$25

Income Tax Expense	$(85)	$(23)	$8	$(224)	$(324)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,102	$60	$87	$(135)	$1,114

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.67	$0.15	$0.21	$(0.33)	$2.70

(1) Includes $46 million of acquisition and integration costs, $34 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) Includes an income tax charge for the estimated tax impacts of certain intercompany dividends related to the restructuring and anticipated sale of the Broadband Network Solutions business.

(3) Includes $202 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $89 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 27, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$948	$—	$—	$—	$948
Industrial Solutions	318	2	7	—	327
Communications Solutions	88	—	8	—	96
Total	$1,354	$2	$15	$—	$1,371

Operating Margin	15.2%				15.4%

Other Income, Net	$57	$—	$—	$(39)	$18

Income Tax Expense	$(331)	$—	$(7)	$43	$(295)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,000	$2	$8	$4	$1,014

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.40	$—	$0.02	$0.01	$2.43

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$297	$4	$4	$—	$305
Industrial Solutions	113	29	—	—	142
Communications Solutions	41	—	—	—	41
Total	$451	$33	$4	$—	$488

Operating Margin	14.7%				15.9%

Other Income, Net	$6	$—	$—	$—	$6

Income Tax (Expense) Benefit	$185	$(7)	$3	$(282)	$(101)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$614	$26	$7	$(282)	$365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.48	$0.06	$0.02	$(0.68)	$0.88

(1) Includes $29 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,245	$4	$4	$—	$1,253
Industrial Solutions	431	31	7	—	469
Communications Solutions	129	—	8	—	137
Total	$1,805	$35	$19	$—	$1,859

Operating Margin	15.1%				15.5%

Other Income, Net	$63	$—	$—	$(39)	$24

Income Tax Expense	$(146)	$(7)	$(4)	$(239)	$(396)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,614	$28	$15	$(278)	$1,379

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.87	$0.07	$0.04	$(0.67)	$3.31

(1) Includes $31 million of acquisition and integration costs and $4 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales.

(2) Includes income tax benefits of $282 million recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards and income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 22, 2015

(UNAUDITED)

	Outlook for the
	Quarter Ending
	September 25,	Outlook for
	2015	Fiscal 2015
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.81 - 0.87	$3.48 - 3.54
Restructuring and other charges, net	0.06	0.27
Acquisition related charges	0.03	0.18
Tax items	—	(0.33)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.90 - 0.96	$3.60 - 3.66

Net sales growth (GAAP)	(2) - 3%	3 - 4%
Translation	8	8
(Acquisitions) divestitures	(6)	(7)
Organic net sales growth (non-GAAP) (1)	0 - 5%	4 - 5%

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF CHANGES IN FOREIGN CURRENCY EXCHANGE RATES

(UNAUDITED)

		As of July 22, 2015
	For the	Outlook for the
	Quarter Ended	Quarter Ending
	June 26,	September 25,	Outlook for
	2015	2015	Fiscal 2015

Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd., excluding the impact of changes in foreign currency exchange rates (non-GAAP) (1)	$1.00	$1.00 - 1.06	$3.92 - 3.98
Impact of changes in foreign currency exchange rates	(0.10)	(0.10)	(0.32)
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.90	$0.90 - 0.96	$3.60 - 3.66

(1) See description of non-GAAP measures contained in this release.